UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2017

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34299	31-1420852
(Commission File Number)	(IRS Employer Identification No.)

1300 West 120th Avenue Westminster, Colorado	80234
(Address of Principal Executive Offices)	(Zip Code)

(303) 684-4000
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On July 27, 2017, DigitalGlobe, Inc., a Delaware corporation (“DigitalGlobe”), held a special meeting of DigitalGlobe shareowners in Westminster, Colorado (the “special meeting”). As of June 16, 2017, DigitalGlobe’s record date for the special meeting, there were a total of 65,276,587 shares of DigitalGlobe common stock, par value $0.001 per share (the “DigitalGlobe common stock”), including shares of Series A Convertible DigitalGlobe preferred stock (“DigitalGlobe preferred stock”) on an as-converted to DigitalGlobe common stock basis, outstanding and entitled to vote at the special meeting. At the special meeting, 53,151,567 shares of DigitalGlobe common stock, including shares of DigitalGlobe preferred stock on an as-converted to DigitalGlobe common stock basis, were present or represented by proxy and, therefore, a quorum was present.  DigitalGlobe previously filed with the U.S. Securities and Exchange Commission a definitive proxy statement and related materials pertaining to the special meeting, which describe each of the three proposals submitted to DigitalGlobe shareowners at the special meeting.  The final voting results regarding each proposal are set forth below.

The Merger Proposal: DigitalGlobe shareowners approved the proposal to approve and adopt the Agreement and Plan of Merger dated as of February 24, 2017 (the “merger agreement”), by and among DigitalGlobe, MacDonald, Dettwiler and Associates Ltd. (“MDA”), SSL MDA Holdings, Inc., and Merlin Merger Sub, Inc. (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into DigitalGlobe (the “merger”), with DigitalGlobe surviving the merger as an indirect wholly owned subsidiary of MDA. The votes regarding this proposal were as follows:

For	Against	Abstain
49,438,979	3,550,619	161,969

The Advisory Compensation Proposal: DigitalGlobe shareowners did not approve, on an advisory (non-binding) basis, certain specified compensation that will or may be paid by DigitalGlobe to its named executive officers that is based on or otherwise relates to the merger.  The votes regarding this proposal were as follows:

For	Against	Abstain
26,304,686	26,656,891	189,990

The Adjournment Proposal: DigitalGlobe shareowners approved the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes at the time of the special meeting to approve the merger proposal.  The votes regarding this proposal were as follows:

For	Against	Abstain
46,827,723	6,158,819	165,025

The affirmative vote of DigitalGlobe shareowners holding a majority in voting power of the outstanding shares of DigitalGlobe common stock and DigitalGlobe preferred stock (on an as-converted to DigitalGlobe common stock basis), voting together as a single class as of the record date, to approve and adopt the merger agreement satisfies one of the conditions to the closing of the merger, which remains subject to other customary closing conditions.

Item 7.01Regulation FD Disclosure.

On July 27, 2017, DigitalGlobe issued a press release announcing voting results on the proposals at the special meeting. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit NumberDescription

Exhibit 99.1DigitalGlobe, Inc.’s press release, dated July 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

Date: July 28, 2017	By:	/s/ Daniel L. Jablonsky
Daniel L. Jablonsky
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	DigitalGlobe, Inc.’s press release, dated July 27, 2017.